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                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES

  Cisco Systems Canada Limited
  Cisco Systems Europe, S.A.R.L. (France)
  Cisco Systems Import/Export Corporation (U.S. Virgin Islands)
  Cisco Systems Belgium, S.A.
  Cisco Systems Limited (U.K.)
  Cisco Systems Australia PTY. Limited
  Nihon Cisco Systems, K.K. (Japan)
  Cisco Systems de Mexico, S.A. de C.V.
  Cisco Systems New Zealand Limited
  Cisco Systems (HK) Limited (Hong Kong)
  Cisco Systems GmbH (Germany)
  Cisco Systems (Italy) Srl
  Cisco Systems GesmbH (Austria)
  Cisco do Brasil Ltda. (Brazil)
  Cisco Systems (Korea) Ltd.
  VZ, Cisco Systems, C.A. (Venezuela)
  Cisco Systems South Africa (Pty) Ltd.
  Cisco Systems Sweden Aktiebolag
  Cisco Systems (Switzerland) AG
  Cisco Systems Netherlands, B.V.
  Cisco Systems International Netherlands, B.V.
  Cisco Systems Czech Republic, s.r.o.
  Cisco Systems Spain, S.L.
  Cisco Systems Argentina S.A.
  Cisco Systems Chile, S.A.
  Cisco Sistemas de Redes S.A., (Costa Rica)
  Cisco Systems Malaysia, Sdn. Bhd.
  Cisco Systems (USA) Pte. Ltd., Singapore
  Cisco Systems Thailand, Ltd.
  Cisco Systems Peru, S.A.
  Cisco Systems Greece, S.A.
  Cisco Systems Poland, Sp.zo.o
  Cisco Systems Isreal, Ltd.
  Cisco Systems Internetworking Iletsim Hizmetlieri Ltd.Sirketi
                (Turkey)
  Cisco Systems (India), Ltd. (DE,USA)
  Cisco Systems Capital Corp. (USA)
  Cisco Systems (Taiwan),Ltd.
  Cisco Systems (Colombia), Ltda
  Cisco Technology, Inc.
  Cisco Systems Sales & Service, Inc.
  Skystone Systems Company (Canada)
  Telebit, Corporation (CA,USA)